UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 11, 2017

Date of Report (Date of earliest event reported)

Two River Bancorp

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 11, 2017, Two River Bancorp (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 4, 2017.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1. The Company’s shareholders elected four individuals to serve on the Board of Directors as Class II directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles F. Butrico, Jr.	3,873,530	347,057	3,189,072
Robert E. Gregory	3,949,387	271,200	3,189,072
William F. LaMorte	3,911,190	309,397	3,189,072
William Statter	3,914,111	306,476	3,189,072

Proposal No. 2. The Company’s shareholders approved the advisory vote to approve the Company’s named executive officer compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,872,709	191,628	156,250	3,189,072

Proposal No. 3. The Company’s shareholders ratified the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2017, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,283,867	9,694	116,098	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: May 12, 2017

	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian
Executive Vice President and Chief Financial Officer

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